UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2025
PORCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)
(855) 767-2400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2025 Long-Term Incentive Program
On April 4, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Porch Group, Inc. (the “Company”) approved the 2025 long-term incentive program for the Company’s executive officers (Matthew Ehrlichman, Chief Executive Officer; Shawn Tabak, Chief Financial Officer; and Matthew Neagle, Chief Operating Officer). For the 2025 long-term incentive program, 75% of the grant value was issued in performance-based restricted stock units at target (“PRSUs”) and 25% of the grant value was issued in restricted stock units (“RSUs”). As of the April 4, 2025 grant date, the Compensation Committee granted the following equity awards under the 2025 long-term incentive plan to the executive officers:
•Mr. Ehrlichman, with an aggregate grant value of $6,950,000, consisting of 1,030,016 PRSUs with a target grant value of $5,212,500 and 343,339 RSUs with a grant value of $1,737,500.
•Mr. Tabak with an aggregate grant value of $1,000,000, consisting of 148,204 PRSUs with a target grant value of $750,000 and 49,401 RSUs with a grant value of $250,000.
•Mr. Neagle with an aggregate grant value of $3,100,000, consisting of 459,432 PRSUs with a target grant value of $2,325,000 and 153,144 RSUs with a grant value of $775,000.
The grant values were denominated in PRSUs and RSUs based on the 60-trading day volume-weighted average price of a share of common stock of the Company (the “Common Stock”) ending on March 31, 2025.
The PRSU and RSU awards were granted subject to the PRSU and RSU award agreements approved by the Compensation Committee on April 4, 2025 (the “PRSU Award Agreement,” and “RSU Award Agreement,” respectively), and the Company’s 2020 Stock Incentive Plan. Each PRSU and RSU represents the right to receive one share of Common Stock, subject to the time-based vesting conditions and, for each PRSU, achievement of specified performance goals, respectively, as well as the individual’s continued employment or service with the Company as contemplated in the applicable award agreement and the terms of their respective employment agreements. The foregoing description of each award agreement is qualified in its entirety by reference to the Form of PRSU Award Agreement and Form of RSU Award Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
2025 PRSU Awards
The PRSU awards are subject to the following three distinct performance metrics:
•Relative Total Shareholder Return (“rTSR”) (33.3% weighting at target): The rTSR PRSUs are earned based on the Company’s total shareholder return relative to the total shareholder return of companies in the S&P SmallCap 600 Index, as a percentile rank, over a performance period beginning on April 1, 2025 and ending on December 31, 2027.
•Adjusted EBITDA (33.3% weighting at target): The Adjusted EBITDA PRSUs are earned based on the Company’s achievement of Adjusted EBITDA in the year ending December 31, 2027 compared to specified performance goals.
•Revenue (33.3% weighting at target): The Revenue PRSUs are earned based on the Company’s achievement of Revenue in the year ending December 31, 2027 compared to specified performance goals.
The performance goals and actual results for the 2025 PRSUs may be further adjusted based on an objective adjustment policy approved by the Compensation Committee.
The payout for each performance metric will be independently determined based on the achievement of threshold, target and maximum performance goals corresponding to a 50%, 100% and 200% payout, respectively, of the target PRSUs, with linear interpolation in-between. For the rTSR PRSUs, no payout will be earned above 100% unless the Company achieves a positive absolute total stockholder return over the applicable performance period.
To motivate exceptional Company financial and stock performance that is aligned with stockholder value creation, the Compensation Committee determined that the Adjusted EBITDA PRSUs and rTSR PRSUs in 2025 will have additional performance goals, with independently determined payouts for each metric at 350% and 500% of the target PRSUs, with no linear interpolation above the 200% payout.
The PRSUs will vest as of the earlier of April 4, 2028 and the date that the PRSU achievement is determined by the Compensation Committee.
2025 RSU Awards
The RSU awards will vest over a four-year period, with 25% vesting on April 4, 2026, and one-sixth of the remaining RSUs vesting every six months over the remaining 36 months.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1#	Form of Performance-Based Restricted Stock Unit Award Notice and Agreement
10.2#	Form of Restricted Stock Unit Award Notice and Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Indicates management contract or compensatory plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Matthew Cullen
	Name:	Matthew Cullen
	Title:	General Counsel and Secretary
Date: April 8, 2025